UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 South Tryon Street, Charlotte, North Carolina 28202-1803

(Address of Principal Executive Offices, including Zip Code)

(800) 488-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Duke Energy Corporation	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy Corporation	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy Corporation	Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Duke Energy Corporation	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC

Duke Energy Corporation	3.85% Senior Notes due 2034	DUK34	New York Stock Exchange LLC

Duke Energy Corporation	3.75% Senior Notes due 2031	DUK 31A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On August 22, 2024, Duke Energy Corporation (the “Company”) consummated the issuance and sale of the securities described below pursuant to an underwriting agreement, dated August 19, 2024 (the “Underwriting Agreement”), with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Santander US Capital Markets LLC and Truist Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $1,000,000,000 aggregate principal amount of the Company’s 6.45% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2054 (the “Securities”).  The Securities were sold to the Underwriters at a discount to their principal amount. The Company intends to use the net proceeds from the offering of the Securities to redeem on September 16, 2024 the outstanding 1,000,000 shares of its 4.875% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) and for general corporate purposes. On August 16, 2024, the Company issued a Notice of Redemption with respect to the redemption of the Series B Preferred Stock on September 16, 2024. This report shall not constitute a notice of redemption with respect to or an offer to tender for or purchase or sell (or the solicitation of an offer to tender for or purchase or sell) any securities. The Securities were issued pursuant to an Indenture, dated as of June 3, 2008 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures thereto, including the Thirty-fourth Supplemental Indenture, dated as of August 22, 2024 (the “Supplemental Indenture”), between the Company and the Trustee.  The disclosure in this Item 8.01 is qualified in its entirety by the provisions of the Indenture, the Supplemental Indenture, together with the form of global debentures evidencing the Securities included therein, which is filed as Exhibit 4.1 hereto, and the Underwriting Agreement, which is filed as Exhibit 99.1 hereto.  Such exhibits are incorporated herein by reference.  Also, in connection with the issuance and sale of the Securities, the Company is filing a legal opinion regarding the validity of the Securities as Exhibit 5.1 to this Form 8-K and a legal opinion regarding certain tax matters as Exhibit 8.1 to this Form 8-K for the purpose of incorporating such opinions into the Company’s Registration Statement on Form S-3, No. 333-267583.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Thirty-fourth Supplemental Indenture, dated as of August 22, 2024, to the Indenture, dated as of June 3, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, and form of global debenture included therein

5.1	Opinion of Lindsay B. Schall regarding validity of the Securities

8.1	Opinion of Hunton Andrews Kurth LLP regarding certain tax matters

23.1	Consent of Lindsay B. Schall (included as part of Exhibit 5.1)

23.2	Consent of Hunton Andrews Kurth LLP (included as part of Exhibit 8.1)

99.1	Underwriting Agreement, dated August 19, 2024, among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Santander US Capital Markets LLC and Truist Securities, Inc., as representatives of the several underwriters named therein

104	Cover Page Interactive Data file (the Cover Page Interactive Data file is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: August 22, 2024
	By:	/s/ David S. Maltz
		Name:	David S. Maltz
		Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary

2